EXHIBIT 3.2

                            ARTICLES OF AMALGAMATION

                                 MARCH 31, 1998

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                                                                           FILED
                                   MAR 31 1993
                            BUSINESS CORPORATIONS ACT
                                     FORM 9
                     (SECTION 179) Registrar of Corporations

                                                             Province of Alberta

ALBERTA
CONSUMER AND
                   CORPORATE AFFAIRS ARTICLES OF AMALGAMATION

1.         NAME OF AMALGAMATED CORPORA71ON             2.   CORPORATE ACCESS NO.

                     DURGA RESOURCES LTD.                          20560582

3.         THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES  THAT THE CORPORATION IS

           AUTHORIZED TO ISSUE

     The Corporation is authorized to issue an unlimited amount of common shares, the holders of which shall have the following rights:

a.  to be entitled to dividends as and when declared by the Board of Directors;
b.  to one vote per share at meetings of Shareholders of the Corporation;
c. upon liquidation, to receive such assets of the Corporation as are remaining and distributable to the holders of the common shares.

            The Corporation is authorized to issue an unlimited amount of preferred shares which may be issued in one or more series and the directors arc authorized to fix the number of shares in each series and determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.

4.         RESTRICTIONS IF ANY OF SHARE TRANSFERS.
           none

5.         NUMBER (OR MINIMUM AND MAXIMUM) OF DIRECTORS

                    minimum 3 - maximum 15

6.         RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

          none

7.        OTHER PROVISIONS IF ANY.

                    The Directors may between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional Directors shall not at any time exceed one-third (1/3) the number of Directors who held office at the expiration of the last annual meeting of the Corporation.

8.        NAME OF AMALGAMATING CORPORATIONS                 CORPORATE ACCESS NO.

                    Durga Resources Ltd.                           20368311

                    Durvada Resources Ltd                          20373028

9.        DATE                   SIGNATURE                          TITLE

      March 31, 1993         /s/_________________________
                                Ruthen Kumar (Bass) Sukhdeo        director

FOR DEPARTMENTAL USE ONLY                                           FILED